Exhibit 10.3

EXECUTION VERSION

INCREMENTAL AND REFINANCING AMENDMENT

(AMENDMENT NO. 2 TO CREDIT AGREEMENT)

INCREMENTAL AND REFINANCING AMENDMENT (this “Agreement”), dated as of November 28, 2017, among DASEKE, INC., a Delaware corporation (“Holdings”), DASEKE COMPANIES, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto,  each financial institution identified on the signature pages hereto as an “Incremental Term Lender” (each, an “Incremental Term Lender”) or a “Refinancing Term Lender” (each, a “Replacement Term Lender”)  and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”), relating to the Term Loan Agreement, dated as of February 27, 2017 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of August 16, 2017,  by and among Holdings, the Borrower, the Lenders party thereto and the Agent, and as further as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the  “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto and the Agent.

RECITALS:

WHEREAS, pursuant to Section 9.02(c) of the Credit Agreement, the Borrower wishes to (a) obtain Replacement Term Loans (the “Replacement Term Loans”) to refinance all Initial Term Loans outstanding immediately prior to the effectiveness of this Agreement (the “Replaced Term Loans”)  pursuant to a Refinancing Amendment under the Credit Agreement, and the Replacement Term Lenders are willing to provide the Replacement Term Loans on and subject to the terms and conditions set forth herein.

WHEREAS, the Replacement Term Lenders will comprise, and Replacement Term Loans will be made by, (x) in part,  Lenders who hold Replaced Term Loans and who agree to convert, exchange or “cashless roll” all of their Replaced Term Loans to or for Replacement Term Loans and (y) in part, Persons providing new Replacement Term Loans the proceeds of which will be used by the Borrower to repay holders of Replaced Term Loans that will not be so converted, exchanged or rolled (the “Replacement Term Lenders”).

WHEREAS, pursuant to Section 9.02(c) of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 9.02(c) of the Credit Agreement through a Refinancing Amendment executed by the Borrower, the Agent and the Replacement Term Lenders.

WHEREAS, pursuant to Section 2.19 of the Credit Agreement and the amendments set forth in Section 4 hereof made pursuant to Section 9.02 of the Credit Agreement,  immediately after giving effect to the Refinancing Amendment and the refinancing of the Replaced Term Loans as contemplated hereby, the Borrower wishes to increase the aggregate principal amount of the Initial Term Loans, and the Incremental Term Lenders have agreed to provide Incremental Term Loans (as defined below) in an aggregate principal amount of up to $150,000,000 and with the terms set forth in this Agreement (it being understood that the Incremental Term Loans and the Replacement Loans will, taken together, comprise a single Class of Term Loans under the Credit Agreement, having identical terms as set forth herein).

WHEREAS, pursuant to Sections 2.19(e) and 9.02 of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 2.19 of the Credit Agreement through an Incremental Amendment executed by the Borrower, the Agent and each Incremental Lender providing an Incremental Commitment.

WHEREAS, after giving effect to the Refinancing Amendment contemplated hereby and simultaneously with the effectiveness of the Incremental Amendment contemplated hereby,  the Borrower,

the Incremental Term Lenders and the Replacement Term Lenders (together, constituting the Required Lenders and, after giving effect to the Incremental Amendment and the Refinancing Amendment, all Lenders), desire to make certain other changes to the terms of the Credit Agreement pursuant to Section 9.02 of the Credit Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”,  “hereof”,  “hereunder”,  “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”,  “thereof”,  “thereunder”,  “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 2 Closing Date, refer to the Credit Agreement as amended hereby.

SECTION 2 Replacement Term Loans.

(a)   Subject to and upon the terms and conditions set forth herein, each Replacement Term Lender severally agrees to make, on the Amendment No. 2 Closing Date, a Replacement Term Loan in Dollars to the Borrower in an amount equal to the commitment amount set forth next to such Replacement Term Lender’s name in Schedule 2 hereto under the caption “Replacement Term Commitment” (or, in the case of a Converting Replacement Term Lender (as defined below), convert, exchange or roll its Replaced Term Loan for a corresponding Replacement Term Loan in an equal principal amount) on the Amendment No. 2 Closing Date. The commitment set forth in this clause (a) will terminate in full upon the making of the related Replacement Term Loan (or conversion, exchange or roll of Replaced Term Loan, as applicable).  Replacement Term Loans borrowed under this Section 2 and subsequently repaid or prepaid may not be reborrowed.

(b)  Substantially simultaneously with the borrowing of Replacement Term Loans, the Borrower shall fully prepay any outstanding Replaced Term Loans, together with accrued and unpaid interest thereon to the Amendment No. 2 Closing Date; provided that each Converting Replacement Term Lender irrevocably agrees to accept, in lieu of cash for the outstanding principal amount of its Replaced Term Loan so prepaid, on the Amendment No. 2 Closing Date an equal principal amount of Replacement Term Loans in accordance with this Agreement.  “Converting Replacement Term Lender” means a Replacement Term Lender that agrees to convert, exchange or “cashless roll” all, or any portion, of its Replaced Term Loan for a corresponding Replacement Term Loan.

SECTION 3.  Incremental Term Loans.

(a)   Subject to and upon the terms and conditions set forth herein, each Incremental Term Lender party hereto severally agrees to make, on the Amendment No. 2 Closing Date (as defined below) after giving effect to the Replacement Term Loans, term loans (collectively, the “Incremental Term Loans”) in Dollars to the Borrower in an amount equal to the commitment amount set forth next to such Incremental Term Lender’s name in Schedule 1 hereto under the caption “Incremental Term Commitment” (the “Incremental Term Commitment”) on the terms set forth in this Agreement.  The Incremental Term Lenders’ several Incremental Term Commitments shall terminate on the Amendment No. 2 Closing Date (immediately after giving effect to the Borrowing of Incremental Term Loans on such date).  Incremental Term Loans borrowed under this Section  3 and subsequently repaid or prepaid may not be reborrowed.  The Borrower shall utilize the proceeds of the Incremental Term Loans made on the Amendment No.  2 Closing Date to (i) finance certain acquisitions permitted under the Credit Agreement, (ii) pay interest, fees and expenses in connection with the foregoing and (iii) for general corporate purposes.

(b)  If the Borrower requests to have the Incremental Term Loans be Eurodollar Rate Loans, the Agent and each Incremental Term Lender party hereto hereby consents to an Interest Period for the Incremental Term Loans beginning on the Amendment No. 2 Closing Date and ending on the last day of the Interest Period then in effect with respect to the Initial Term Loans.

SECTION 4.  Amendments to Credit Agreement.  The following amendments are made to the Credit Agreement to effect the foregoing:

(a)   Section 1.01 of the Credit Agreement is amended to add the following new defined terms in the appropriate alphabetical order:

 “Amendment No. 2” means the Incremental and Refinancing Amendment (Amendment No. 2 to Credit Agreement) dated as of November 28, 2017, among the Borrower, Holdings, the Subsidiaries of the Borrower party thereto, the Lenders party thereto and the Agent.

“Amendment No. 2 Closing Date” has the meaning set forth in Amendment No. 2, and occurred on November 28, 2017.

“2017 Incremental Term Loans” means the  Incremental Term Loans (as defined in Amendment No. 2) in an aggregate principal amount of $150,000,000, incurred by the Borrower on the Amendment No. 2 Closing Date.

(b)    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:  ““Applicable Rate” means, for any day, with respect to an Initial Term Loan, a percentage per annum equal to 4.00% for ABR Loans and 5.00% for Eurodollar Rate Term Loans.”.

(c)   The definition of “Consolidated Total Debt” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “;  provided further that “Consolidated Total Debt” shall not be reduced pursuant to clause (x) by more than $5,000,000” contained therein.

(d)  The definition of “Incremental Cap” in Section 1.01 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“Incremental Cap” means

(a)         the Fixed Incremental Amount, plus

(b)        an unlimited amount so long as, in the case of this clause (b), after giving effect to the relevant Incremental Facility or Incremental Equivalent Debt, (1) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Term Loan Priority Collateral that is pari passu with the Lien securing the Secured Obligations, the First Lien Leverage Ratio does not exceed 3.75:1.00, (2) if such Incremental Facility or Incremental Equivalent Debt is secured by a Lien on the Term Loan Priority Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio does not exceed 3.75:1.00 and (3) if such Incremental Facility or Incremental Equivalent Debt is unsecured, the Total Leverage Ratio does not exceed 3.75:1.00, in each case described in this clause (b), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable

Incremental Facility or Incremental Equivalent Debt on the consolidated balance sheet of the Borrower), plus

(c)         the 2017 Incremental Term Loans.

It is understood and agreed that, unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of Incremental Facility or Incremental Equivalent Debt would be permitted under clause (b) of this definition on the applicable date of determination, such Incremental Facility or Incremental Equivalent Debt (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (b) of this definition prior to the utilization of any amount available under clause (a) of this definition.

(e)   The definition of “Initial Term Lender” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “;  provided,  further, that the 2017 Incremental Term Loans shall be deemed to be an increase to the amount of such Initial Term Loans for all purposes hereunder”, immediately after the words “outstanding Initial Term Loan” contained therein.

(f)   Section 2.07(a)(i) of the Credit Agreement is hereby amended by (i) replacing each reference to “Closing Date” therein with the words “Amendment No. 2 Closing Date” and (ii) inserting the words “as of the Amendment No. 2 Closing Date” immediately after the words “original principal amount of the Initial Term Loans” contained therein.

(g)  Section 2.09(d) of the Credit Agreement is hereby amended by replacing each reference to “Closing Date” therein with the words “Amendment No. 2 Closing Date”.

(h)  Section 5.11 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 5.11     Use of Proceeds.  (a) The Borrower shall use the proceeds of the Initial Term Loans made on the Closing Date solely to finance a portion of the Transactions (including the payment of Transaction Costs), (b) the Borrower shall use the proceeds of any Delayed Draw Term Borrowing solely to consummate Permitted Acquisitions on or after the Closing Date and (c) the Borrower shall use the proceeds of the 2017 Incremental Term Loans to consummate acquisitions permitted hereunder and for general corporate purposes.

(i)   Section 6.01(j) is hereby deleted and replaced in its entirety with the following:

(j) Indebtedness of the Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness (i) incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of the assets acquired, leased, constructed, repaired, replaced, improved or installed in connection with the incurrence of such Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (x) $75,000,000 and (y) fifty percent (50%) of the Consolidated Adjusted EBITDA for the four Fiscal Quarter period ended immediately prior to the incurrence of such Indebtedness and (ii) outstanding on the Amendment No. 2 Closing Date (as such Indebtedness may be refinanced or replaced from time to time up to such outstanding amount);  provided, that, such amount permitted under this Section 6.01(j)(ii), taken together with any ordinary course capital leases, purchase money indebtedness, equipment financings, real estate financings, letters of credit and surety bonds that were permitted to survive under Section 4.01(l)(B) on the Closing Date, shall not exceed an aggregate amount of $85,000,000;

SECTION 5.  Terms of the Incremental Term Loans and Replacement Term Loans Generally.  On the Amendment No.  2 Closing Date, giving effect to the Incremental Term Loans and Replacement Term Loans hereunder, (a) each Incremental Term Lender and each Replacement Term Lender shall become a “Lender” and a “Term Lender” for all purposes of the Credit Agreement and the other Loan Documents and (b) each Incremental Term Loan and each Replacement Term Loan shall constitute a “Loan” and shall be deemed to be an “Initial Term Loan” for all purposes of the Credit Agreement and the other Loan Documents.  The Incremental Term Loans and the Replacement Term Loans shall be on identical terms as contemplated hereby and shall constitute a single Class of Term Loans under the Credit Agreement.  The parties hereto hereby consent to the incurrence of the Incremental Term Loans and Replacement Term Loans on the terms set forth herein.  Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Incremental Term Loans and Replacement Term Loans shall be deemed satisfied and the incurrence of the Incremental Term Loans and Replacement Term Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 6.  Representations of the Borrower.  After giving effect to this Agreement, the Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true in all material respects on and as of the Amendment No. 2 Closing Date, provided that (A) to the extent that any such representation or warranty expressly relates to an earlier date such representation or warranty will be true as of such earlier date (other than any representation or warranty made pursuant to Section 3.16 of the Credit Agreement (Solvency), which shall be deemed to be made as of the date hereof) and (B) if such representation or warranty is qualified by or subject to a “material respects”,  “material adverse effect”,  “material adverse change” or similar term or qualification, such representation and warranty will be true in all respects and (ii) no Default will have occurred and be continuing on such date.

SECTION 7.  Conditions to the Amendment No. 2 Closing Date.  This Agreement shall become effective as of the first date when each of the following conditions shall have been satisfied (the date of satisfaction of such conditions and the funding of the Incremental Term Loans and the Replacement Term Loans, “Amendment No. 2 Closing Date”):

(a)   The Agent shall have received from the Borrower, each other Loan Party, each Incremental Term Lender, each Replacement Term Lender (which Replacement Term Lenders shall, taken together, constitute the Required Lenders) and the Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

(b)  The Agent shall have received a Borrowing Request (with respect to the Incremental Term Loans and the Replacement Term Loans) at least one Business Day prior to the Amendment No. 2 Closing Date, legal opinions, corporate documents and officers and public officials certifications with respect to the Borrower and each Guarantor in each case customary for financing of the type described herein) (it being understood that any such documentation shall be deemed “customary” if in a form consistent with such documentation delivered in connection with the original closing of the Credit Agreement on February 27, 2017 (subject to adjustments to be reasonably agreed taking into account the nature of the facilities contemplated hereby));

(c)   The Agent shall have received, at least three business days prior to the Amendment No. 2 Closing Date, all documentation and other information related to the Borrower or any Guarantor required by regulatory authorizes under applicable “know your customer” and anti-money laundering rules and regulation including, without limitation, the Patriot Act, in each case to the extent requested by the Agent from the Borrower in writing at least five business days prior to the Amendment No. 2 Closing Date;

(d)  the Agent shall have received an amendment fee for the account of each Lender that consents to this Agreement on or prior to the Amendment No. 2 Closing Date in an amount equal to 0.25% of such Lender’s Commitment immediately prior to the Amendment No. 2 Closing Date;

(e)   All fees due to the Agent on the Amendment No. 2 Closing Date pursuant to the Engagement Letter, dated as of November 9, 2017 between the Borrower and Credit Suisse Securities (USA) LLC (“CS Securities”) shall have been paid, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Agent on the Amendment No. 2 Closing Date pursuant to such Engagement Letter that have been invoiced at least three business days prior to the Amendment No. 2 Closing Date shall have been paid;

(f)   All accrued interest, (subject to Section 2(b) hereof), fees pursuant to Section 2.10 or Section 2.13 of the Credit Agreement owing by the Borrower pursuant to Credit Agreement and all amounts payable by the Borrower to any Lender holding a Replacement Term Loan pursuant to Section 2.09(d) of the Credit Agreement as a result of the consummation of the transactions contemplated by this Agreement shall have been paid in full on the Amendment No. 2 Closing Date;

(g)  The representations and warranties made pursuant to Section 6 hereof are true and correct on and as of the Amendment No. 2 Closing Date;

(h)  The Agent shall have received a certificate, duly executed by a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions referred to in Section 7(g) above; and

(i)   The Borrower shall have obtained an amendment to the existing ABL Credit Agreement to permit the Borrower to incur the Incremental Term Loans described herein by its terms, which amendment shall be in form and substance reasonably satisfactory to the Agent and shall have been delivered to the Agent on or prior to the Amendment No. 2 Closing Date.

SECTION 8.  Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 9.  Confirmation of Guarantees and Security Interests.  By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Incremental Term Loans  and Replacement Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” as such term is defined in the Credit Agreement, subject to the qualifications and exceptions described therein, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental Term Lender and Replacement Term Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents.  Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby, as contemplated by this Agreement.

SECTION 10.  Credit Agreement Governs.  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 11.  Waiver.  Neither the Agent nor any of its Affiliates shall be liable to the Borrower, any other Loan Party, any Replacement Term Lender or any of their respective Affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Agent, or any of their respective Affiliates, taking any action in accordance with any election form executed by any Replacement Term Lender to convert its Replacement Term Loans as set forth herein.

SECTION 12.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13.  Miscellaneous.  This Agreement shall constitute an “Incremental Amendment”, a “Refinancing Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, each of the Borrower and the Agent hereby consent to each Incremental Term Lender and each Replacement Term Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Amendment No. 2 Closing Date.  For only the purpose of Section 9.05(b)(i)(A) of the Credit Agreement, the Borrower hereby consents to the assignments by Credit Suisse AG, Cayman Islands Branch, in its capacity as a Lender under the Credit Agreement, in a manner otherwise in accordance with the Credit Agreement, as amended by this Agreement, of the Incremental Term Loans and its Replacement Term Loans made by it on the Amendment No. 2 Closing Date solely to the institutions and solely in the amounts previously agreed upon by the Agent and the Borrower.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

DASEKE COMPANIES, INC.

By:	/s/ Angie J. Moss
Name:	Angie J. Moss
Title:	Vice President, Corporate Controller and Assistant Secretary

HOLDINGS:

DASEKE, INC.

By:	/s/ Angie J. Moss
Name:	Angie J. Moss
Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary

[Signature Page – Amendment No. 2 to Daseke Credit Agreement]

SUBSIDIARY GUARANTORS:

B. C. HORNADY AND ASSOCIATES, INC.
BOYD BROS. TRANSPORTATION INC.
BOYD LOGISTICS, L.L.C.
BOYD LOGISTICS PROPERTIES, LLC
BOYD INTERMODAL, LLC
BROS. LLC
BULLDOG HIWAY EXPRESS
BULLDOG HIWAY LOGISTICS, LLC
CENTRAL OREGON TRUCK COMPANY, INC.
DASEKE LOGISTICS, LLC
DASEKE LONE STAR, INC.
DASEKE ST LLC
DASEKE TRS LLC
E. W. WYLIE CORPORATION
GROUP ONE, INC.
HORNADY LOGISTICS, LLC
HORNADY TRANSPORTATION, L. L. C.
HORNADY TRUCK LINE, INC.
J. GRADY RANDOLPH, INC.
JGR LOGISTICS, LLC
LONE STAR HEAVY HAUL, INC.
LONE STAR PROJECT SPECIALISTS, INC.
LONE STAR TRANSPORTATION, LLC
LST HOLDINGS, INC.
LST EQUIPMENT, INC.
MASHBURN TRUCKING, INC.
MID SEVEN TRANSPORTATION COMPANY
NATIONAL RIGGING, INC.
NEI TRANSPORT, LLC
R&R TRUCKING HOLDINGS, LLC
R&R TRUCKING ACQUISITIONS, LLC
R & R TRUCKING, INCORPORATED
RANDOLPH BROTHERS, LLC
SMOKEY POINT DISTRIBUTING, INC.
SCHILLI TRANSPORTATION SERVICES, INC.
SCHILLI LEASING, INC.
SCHILLI DISTRIBUTION SERVICES, INC.
SCHILLI NATIONAL TRUCK LEASING & SALES INC.
SCHILLI MOTOR LINES, INC.
SCHILLI SPECIALIZED FLATBED DIVISION, INC.
SCHILLI SPECIALIZED OF TEXAS, INC.
SCHILLI SPECIALIZED, INC.
SPD TRUCKING, LLC

[Signature Page – Amendment No. 2 to Daseke Credit Agreement]

STEELMAN TRANSPORTATION, INC.
ST LEASING, INC.
TEXR ASSETS, L.L.C.
TEXR ASSETS 2, L.L.C.
TEXR EQUIPMENT, LLC
TNI (USA), INC.
WTI TRANSPORT, INC.

By:	/s/ Angie J. Moss
Name:	Angie J. Moss
Title:	Vice President and Assistant Secretary

[Signature Page – Amendment No. 2 to Daseke Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent, an Incremental Term Lender and a Replacement Term Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

[Signature Page – Amendment No. 2 to Daseke Credit Agreement]

SCHEDULE 1

Incremental Term Commitments

Name of Incremental Term Lender	Incremental Term Commitment
Credit Suisse AG, Cayman Islands Branch	$150,000,000
TOTAL: $150,000,000

SCHEDULE 2

Replacement Term Commitments

Name of Replacement Term Lender	Replacement Term Commitment
Credit Suisse AG, Cayman Islands Branch	$348,462,309.37
TOTAL: $348,462,309.37